Exhibit 99.1

Spruce Power Holding Corp. Receives Notice Regarding NYSE Continued Listing Standard

DENVER, COLORADO (March 31, 2023) – Spruce Power Holding Corp. (NYSE: SPRU) (“Spruce Power” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today announced that on March 28, 2023, it received a notice from the New York Stock Exchange (“NYSE”), notifying the Company that it is out of compliance with the NYSE’s price criteria for continued listing standards because, as of March 24, 2023, the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The Company will notify the NYSE of its intent to cure its stock price deficiency within the applicable time period required by the NYSE, and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider all available alternatives to cure the stock price non-compliance.

The NYSE notification does not affect the Company’s business operations, its Securities and Exchange Commission reporting requirements, credit agreements or other contractual obligations. The Company’s common stock will continue to be listed and traded on the NYSE, subject to its compliance with other NYSE continued listing standards. The Company is currently in compliance with other applicable NYSE continued listing standards.

This press release is issued as required under the NYSE rules. The notice from the NYSE was issued pursuant to Section 802.01C of the NYSE’s Listed Company Manual.

About Spruce Power

Spruce Power Holding Corporation (NYSE: SPRU) is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to own and maintain rooftop solar and battery storage. Our as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns over 70,000 rooftop solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce Power; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

For More Information

Investor Contact: investors@sprucepower.com

Head of Investor Relations: Bronson Fleig

Media Contact: PR@sprucepower.com